Exhibit 10.25


                               FIRST AMENDMENT TO
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                         EXECUTIVE EMPLOYMENT AGREEMENT
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         This First Amendment to Executive  Employment  Agreement dated the 31st day of May, 2000, between Comcast Corporation ("Company") and Stephen B. Burke ("Employee"), is made on this 30th day of July, 2001.

                                   BACKGROUND
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         Employee  and  Company  have agreed to amend the  Executive  Employment
Agreement to extend its term and to provide additional compensation to Employee in consideration thereof.
                                    AGREEMENT
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Intending  to be legally  bound,  the  Company  and  Employee  agree as follows:

1.      Paragraph   2(iii)   of  the   Executive   Employment
        Agreement is deleted and replaced with the following:
        "(iii) July 31, 2007."

2.      The date  "March  31,  2005" in  Paragraphs  9(c) and
        11(b)  of  the  Executive   Employment  Agreement  is
        deleted and replaced with the date "July 31, 2007."

3. A new paragraph 3(e) will be added to the Executive Employment Agreement as follows:

                    "(e)Additional Stock Options.
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                    (i)Contemporaneously with the execution of this First
                    Amendment to Executive Employment Agreement, the Subcommittee on Performance-Based Compensation of the Compensation Committee shall grant

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                    Employee stock options to purchase 500,000 shares of the
                    Company's Class A Special Common Stock under the Company's 1996 Stock Option Plan. Such options shall vest and become exercisable as follows: (1) 255,000 of such options shall have a term of ten years and shall vest and become exercisable 40% on the second anniversary date of the date of grant and 20% on each of the third, fourth and fifth anniversary dates of the date of grant; and (2) 245,000 of such options shall have a term of ten years and shall vest and become exercisable 20% on the second anniversary date of the date of grant, 10% on each of the third, fourth, fifth, sixth, seventh, eighth and ninth anniversary dates of the date of grant, and the remaining 10% on the ninth year sixth month anniversary date of the date of grant. (ii) Further, on a date mutually selected by management and Employee during calendar year 2002, the Subcommittee on Performance-Based Compensation of the Compensation Committee shall be requested by management to grant Employee stock options to purchase an additional 500,000 shares of the Company's Class A Special Common Stock. Such options shall vest and become exercisable as follows: (1) 255,000 of such options shall have a term of ten years and shall vest and become exercisable 40% on the second anniversary date of the date of grant and 20% on each of the third, fourth and fifth anniversary

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                    dates of the date of grant; and (2) 245,000 of such options shall have a term of ten years and shall vest and become exercisable 20% on the second anniversary date of the date of grant, 10% on each of the third, fourth, fifth, sixth, seventh, eighth and ninth anniversary dates of the date of grant, and the remaining 10% on the ninth year sixth month anniversary date of the date of grant.

4. All other terms and conditions set forth in the Executive Employment Agreement shall remain in force and effect.

     IN WITNESS WHEREOF, the parties hereby have duly executed and delivered this First Amendment to Employment Agreement, in Philadelphia, Pennsylvania.

COMCAST CORPORATION                         EMPLOYEE


By:______________________                   _______________________
                                            STEPHEN B. BURKE


Title_____________________




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